FOR IMMEDIATE RELEASE

Investor Relations:
Ed Lockwood
Sr. Director, Investor Relations
(408) 875-9529
ed.lockwood@kla-tencor.com

Media Relations:
Meggan Powers
Sr. Director, Corporate Communications
(408) 875-8733
meggan.powers@kla-tencor.com

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR SECOND

QUARTER OF FISCAL YEAR 2010

MILPITAS, Calif.-November 4, 2009 (PR Newswire) - KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share on its common stock payable on December 1, 2009 to KLA-Tencor stockholders of record as of the close of business on November 16, 2009.

About KLA-Tencor: KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, data storage, compound semiconductor, photovoltaic, and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for over 30 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

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